Exhibit 99.2

Teal Drones, Inc.
CONDENSED BALANCE SHEET
(Unaudited)

As of
August 31, 2021
Assets
Current Assets
Cash	$11,364
Accounts receivable	76,742
Prepaid expenses	15,085
Inventory	1,272,018
Total Current Assets	1,375,209

Property and equipment, net	64,683
Other assets	3,759
Total Assets	$1,443,651

Liabilities
Current Liabilities
Accounts payable	$523,598
Accrued expenses	237,006
Unearned revenue	1,768,282
Current portion of long term debt	4,495,754
Other liabilities	3,859
Total Current Liabilities	7,028,499

Long term debt	253,337
Total Liabilities	7,281,836

Stockholders' Equity
Preferred stock, $0.00001 par value, 81,520,284 shares authorized:
Series Seed, 7,600,000 shares authorized, 6,350,000 outstanding	64
Series Seed Prime, 5,454,545 shares authorized, 5,000,000 outstanding	50
Series A, 17,745,697 shares authorized, 16,782,000 outstanding	168
Series A-1, 5,050,990 shares authorized, 5,040,990 outstanding	50
Series A-2, 5,337,344 shares authorized, 5,337,344 outstanding	53
Common stock, $0.001 par value, 79,000,000 shares authorized, 12,380,203 issued and outstanding	124
Additional paid-in capital	23,254,220
Accumulated deficit	(29,092,914)
Total Stockholders' Deficit	(5,838,185)
Total Liabilities and Stockholders' Deficit	$1,443,651

See accompanying notes to financial statements

Teal Drones, Inc.
CONDENSED STATEMENT OF OPERATIONS
(Unaudited)

For the Eight Months Ended
August 31, 2021
Revenues	$832,125
Cost of goods sold	626,171
Gross Profit	205,954

Operating Expenses
General and administrative	2,153,052
Research and development	356,113
Sales and marketing	85,589
Total Operating Expenses	2,594,754
Loss from operations	(2,388,800)

Other Income (Expense)
Other income, net	253,098
Interest expense	(1,739,004)
Total Other Income (Expense)	(1,485,906)
Loss before Income Taxes	(3,874,706)
Provision for income taxes	—
Net Loss	$(3,874,706)

See accompanying notes to financial statements

Teal Drones, Inc.
CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE EIGHT MONTHS ENDED August 31, 2021
(Unaudited)

	Series Seed Preferred Stock		Series Seed Prime Preferred Stock		Series A Preferred Stock		Series A-1 Preferred Stock		Series A-2 Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2020	6,350,000	$64	5,000,000	$50	16,782,000	$168	5,040,990	$50	5,337,344	$53	12,380,203	$124	$23,243,969	$(25,218,208)	$(2,009,876)
Series A-2 Receivable	—	—	—	—	—	—	—	—	—	—	—	—	—	—	36,146
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	10,251	—	10,251
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,874,706)	(3,874,706)
Balance at August 31, 2021	6,350,000	$64	5,000,000	$50	16,782,000	$168	5,040,990	$50	5,337,344	$53	12,380,203	$124	$23,254,220	$(29,092,914)	$(5,838,185)

See accompanying notes to financial statements

Teal Drones, Inc.
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

For the Eight Months Ended
August 31, 2021
Cash Flows from Operating Activities
Net Loss	$(3,874,706)
Adjustment to reconcile net loss from operations:
Depreciation	33,949
Stock-based compensation	10,251
Forgiveness of PPP Loan	(222,020)
Changes in Operating Assets and Liabilities
Accounts receivable	(76,742)
Prepaid expenses	(5,855)
Inventory	(1,201,645)
Accounts payable	281,916
Accrued expenses	1,704,374
Unearned revenue	1,754,182
Net Cash Used in Operating Activities	(1,596,296)

Cash Flows from Investing Activities
Purchases of property and equipment	(5,134)
Net Cash Used in Investing Activities	(5,134)

Cash Flows from Financing Activities
Issuance of Series A-2 preferred stock	36,146
Proceeds from issuance of long term debt	710,910
Payments under long term debt	(174,441)
Net Cash Provided by Financing Activities	572,615

Net (Decrease) in Cash	(1,028,815)
Cash at Beginning of Period	1,040,179
Cash at End of Period	$11,364

Cash paid for interest and taxes	$20,402

See accompanying notes to financial statements

Teal Drones, Inc.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

FOR THE EIGHT MONTHS ENDED AUGUST 31, 2021

Note 1 – The Business

Teal Drones, Inc. (“Teal,” the ‘Company”, “us,” “we,” “our”) was founded in November 2015 under the name iDrone, Inc. In July 2016, iDrone, Inc. changed its name to Teal Drones, Inc. The Company develops, produces and sells advanced drone systems in the unmanned aerial vehicle (UAV) industry. The Company’s current product, the “Golden Eagle”, includes advanced imaging technologies and is targeted at government and business entities.

Note 2 – Going Concern

The financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of business. As reflected in our accompanying financial statements, we had negative working capital of more than $5.6 million at August 31, 2021 and have accumulated losses totaling more than $29 million since inception. Management recognizes that the Company will likely continue to incur losses and that its financial position raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

On August 31, 2021, the Company was acquired by Red Cat Holdings, a publicly traded company with more than $60 million in cash balances on the date of acquisition.

Note 3 - Summary of Significant Account Policies

Basis of Accounting - The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles (“GAAP”).

Use of Estimates – The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates reflected in these financial statements include those used to (i) determine stock based compensation, (ii) evaluate inventory for excess and obsolescence, and (iii) calculate fair values for warrants issued with debt.

Cash – Cash balances at August 31, 2021 totaled $11,364. The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company’s bank balances at times may exceed the FDIC limit. To date, the Company has not experienced any losses on its invested cash.

Inventories – Inventories, which consist of raw materials, work-in-process, and finished goods, are stated at the lower of cost or net realizable value, with cost being determined by the average-cost method, which approximates the first-in, first-out method. Cost components include direct materials and direct labor, as well as in-bound freight. At each balance sheet date, the Company evaluates ending inventories for excess quantities and obsolescence.

Revenue Recognition – The Company recognizes revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, issued by the Financial Accounting Standards Board (“FASB”). This standard includes a comprehensive evaluation of factors to be considered regarding revenue recognition including (i) identifying the promised goods, (ii) evaluating performance obligations, (iii) measuring the transaction price, (iv) allocating the transaction price to the performance obligations if there are multiple components, and (v) recognizing revenue as each obligation is satisfied. The Company’s revenue transactions include a single component, specifically, the shipment of goods to customers based upon orders. Most customers pay at the time the order is ready to be shipped and the Company recognizes revenue upon shipment. The timing of the shipment of orders can vary considerably depending upon the availability of goods ready for shipment. Customer deposits for future shipments of good totaled $1,768,282 at August 31, 2021.

Income Taxes –Deferred taxes are provided on the liability method, whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities, and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-Based Compensation - We use the estimated grant-date fair value method of accounting in accordance with ASC Topic 718, Compensation - Stock Compensation. Fair value is determined using the Black-Scholes Model using inputs reflecting our estimates of expected volatility, term and future dividends. We recognize forfeitures as they occur. We recognize compensation costs on a straight-line basis over the service period which is generally the vesting term.

Recent Accounting Pronouncements - Management does not believe that recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed financial statements.

Related Parties – Parties are considered to be related if they have control or significant influence, directly or indirectly, over Teal, including key management personnel and members of the Board of Directors.

Comprehensive Loss – During the eight months ended August 31, 2021, there were no differences between net loss and comprehensive loss.

Note 4 – Inventories

Inventories totaled $1,272,018 at August 31, 2021, and consisted of raw materials and finished goods totaling $1,253,755 and $18,263, respectively.

Note 5 – Property and Equipment

Property and equipment consist of assets with an estimated useful life greater than one year. Property and equipment are reported net of accumulated depreciation and the reported values are periodically assessed for impairment. Property and equipment as of August 31,2021 was as follows:

Original cost	$234,968
Accumulated depreciation	$170,285
Net carrying value	$64,683

Note 6 – Income Taxes

Since inception, we have incurred net losses in each year of operations. Our current provision for the eight months ended August 31, 2021 consisted of a tax benefit against which we applied a full valuation allowance, resulting in no current provision for income taxes.

As of August 31, 2021, we had an accumulated deficit of approximately $29 million. Deferred tax assets related to the future benefit of these net operating losses for tax purposes totaled approximately $7,250,000 based on a blended effective tax rate of 25%. Currently, we focus on projected future taxable income in evaluating whether it is more likely than not that these deferred assets will be realized. Based on the fact that we have not generated an operating profit since inception, we have applied a full valuation allowance against the deferred tax asset at August 31, 2021.

Note 7 – Long Term Debt

SBA Loan

On April 17, 2020, the Company received a loan of $219,460 from the Small Business Administration (SBA) as part of its Paycheck Protection Plan (PPP) program. The loan is unsecured, nonrecourse, accrues interest at one percent annually, and has a two-year term. All or a portion of the loan is forgivable if the proceeds are used to fund qualifying payroll, rent and utilities during a designated twenty-four-week period following the disbursement of loan proceeds. In June 2021, the entire principal and accrued interest of $2,560 was forgiven.

On February 2, 2021, the Company received a second SBA PPP loan in the amount of $300,910. The loan is unsecured, non-recourse, and accrues interest at one percent annually. All or a portion of the loan is forgivable if the funds are used for the same qualified expenses as the first PPP loan. If not forgiven, the loan is payable over five years beginning in August 2021. Management intends to use the proceeds for the purposes required to secure forgiveness.

Vendor Settlement

On May 28, 2020, the Company entered into a settlement agreement with a vendor that had been providing contract manufacturing services. Under the terms of the agreement, the Company conveyed title to inventory valued at $500,000 and agreed to make cash payments totaling $600,000. As of August 31, 2021, the inventory had been conveyed and $387,500 of payments remained, which are payable in monthly installments of $37,500 with a final installment of $12,500 due in July 2022.

Decathlon Capital

On December 2020, the Company entered into a loan agreement with Decathlon Capital for $2,000,000. Repayments commenced in January 2021 and the loan matured in May 2025. The amount of each monthly payment is based on a percentage, ranging from 4.25% to 4.75%, of revenues generated in the prior month. Based on an expected repayment schedule, the effective annual interest rate was approximately 27%.

In addition, the Company issued warrants to Decathlon Capital to purchase 195,211 shares of the Company’s common stock at an exercise price of $0.01 per share. In accordance with ASC 470 and ASC 815, the note and warrants were separately valued at $3,169,474 and $9,761, respectively. The net proceeds were then allocated pro rata to the notes and warrants at $1,993,860 and $6,140, respectively. The note was classified as debt and the warrant was booked as a reduction in the carrying value of the note. The discounted value of the note will be accreted over the remaining term of the note. As of August 31, 2021, the net carrying amount of the note, including accrued interest, of $1,660,019, was $3,670,294.

Revenue Financing Arrangement

On April 22, 2021, the Company entered into an agreement under which it sold future customer payments to Forward Financing at a discount. A total of $91,200 of future customer payments were sold for an advance payment of $60,000 from Forward Financing. Beginning in April 2021, weekly payments of $2,280 will be remitted to Forward Financing until $91,200 of payments have been made.

Convertible Note

On May 26, 2021, the Company entered into a convertible note agreement totaling $350,000 with one of its equity investors. The note bears interest at the applicable Federal Rate which was approximately 0.13% on the date of issuance. The note is repayable upon demand at any time after December 31, 2021.

Note 8 – Stockholders’ Equity

Preferred Stock

The Company has issued several series of preferred stock, all with a $0.00001 par value. The number of shares authorized and outstanding for each series of preferred stock as of August 31, 2021 was as follows:

Series	Authorized	Outstanding
Seed	7,600,000	6,350,000
Seed Prime	5,454,545	5,000,000
Series A	17,745,697	16,782,000
Series A-1	5,050,990	5,040,990
Series A-2	5,337,344	5,337,344

Each share of preferred stock is entitled to one vote and is convertible to common stock on a one-to-one basis based on its stated conversion price. Each series has a liquidation preference before common stock with Series A-2 being the most senior preferred security, and all other series of preferred stock participating together.

Common Stock

There are 79,000,000 shares of common stock authorized for issuance, of which 12,380,203 are outstanding. The Company has reserved 41,188,576 shares of common stock for the potential conversion of preferred stock.

Share Based Awards

The 2015 Equity Incentive Plan (the "Plan") allows us to incentivize key employees, consultants, and directors with long term compensation awards such as stock options, restricted stock, and restricted stock units (collectively, the "Awards").

Options exercisable as of August 31, 2021 totaled 3,242,441. The remaining weighted average contractual term of the options outstanding at August 31, 2021 was 6.46 years. As of August 31, 2021, there was $7,990 of unrecognized stock-based compensation expense related to unvested stock options, net of estimated forfeitures, which is expected to be recognized over a weighted average period of 1.67 years.

A summary of activity under the Plan during the eight months ended August 31, 2021 is as follows:

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2020	3,546,151	$0.06
Granted	—	—
Exercised	—	—
Forfeited or expired	—	—
Outstanding as of August 31, 2021	3,546,151	0.06	6.46	—
Exercisable as of August 31, 2021	3,242,441	$0.06	8.36	$—

Stock compensation expense for the eight months ended August 31, 2021 was $10,251.

Warrants

In December 2020, the Company issued a warrant to purchase 195,211 shares of common stock to Decathlon Capital as described in Note 7. The warrants are exercisable at $0.01 and have a 10-year term.

During the year ended December 2020, the Company issued warrants to purchase 5,337,344 shares of common stock to the investors in the Series A-2 financing. The warrants are exercisable at $0.23 per share and have a 10 year term.

As of August 31, 2021, there are outstanding warrants to purchase 17,815,662 shares of the Company’s common stock with strike prices ranging from $0.01 to $0.23 per share.

Note 9 – Subsequent Events

Subsequent events have been evaluated through the date of this filing.

On August 31, 2021, Red Cat Holdings, Inc. (“Red Cat”) acquired all of the issued and outstanding share capital of the Company for $14,000,000, reduced by debt assumed consisting of approximately $1.67 million payable to Decathlon Capital, and approximately $1,457,000 in working capital deficit, resulting in a net purchase price of $10,872,753. Based on a volume weighted average share price of $2.908 per share, Red Cat issued 3,738,911 shares of its common stock.

The purchase price may be increased if the Company reaches certain revenue targets during the 24 month period following the closing. The maximum increase in the purchase price would be $16 million if sales of the Golden Eagle, the Company’s newly launched product, total $36 million. The minimum threshold provides that the purchase price will increase by $4 million if sales total $18 million. Any increase in the purchase price will be payable in shares of Red Cat common stock.